Exhibit 99.3

CERTIFICATION OF
CHIEF FINANCIAL OFFICER

OF

WORLD FINANCIAL NETWORK NATIONAL BANK, AS SERVICER OF
WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) of World Financial Network Credit Card Master Trust (the “Registrant”).

I,   Daniel Groomes, the Chief Financial Officer of the Servicer of the Registrant certify that to the best of my knowledge:

(i) the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2003

/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Chief Financial Officer

Subscribed and sworn to before me

this 31th day of March, 2003.

/s/Notary
Name:
Title: Notary Public
My commission expires: